EPAM SYSTEMS, INC.
2012 LONG-TERM INCENTIVE PLAN
FORM OF SENIOR MANAGEMENT RESTRICTED STOCK UNIT AWARD AGREEMENT
1. Grant of RSUs. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Grantee» (the “Participant”), on «Date» (the “Grant Date”), «Number of Shares underlying award» restricted share units (the “RSUs”), subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2012 Long-Term Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, and the terms and conditions of this Agreement. Each RSU shall represent the right to receive one Share upon the vesting of such RSU in accordance with this Agreement. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2. Vesting Schedule and Distribution. Subject to Section 5, the RSUs shall vest and become non-forfeitable one-fourth on each of the first, second, third and fourth anniversaries of the Grant Date. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall distribute to the Participant, on or within 30 days after the date of such vesting, one Share for each such RSU.
3.     Voting Rights. The Participant shall have no voting rights with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
4.    Dividend Equivalents. The Participant shall not be eligible to receive dividend equivalents with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
5. Termination of Service. Following the Participant’s Termination of Service, the RSUs shall vest and settle or be forfeited as set forth in this Section 5.
(a) Death or Disability.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, any unvested RSUs shall be forfeited as of the date of such termination without any payment to the Participant.
(b) For Cause.  In the event of the Participant’s Termination of Service for Cause (as defined below), any unvested RSUs shall be forfeited as of the date of such termination without any payment to the Participant.
“Cause” means the Company’s good faith determination of the Participant’s:
(i) willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;
(ii) having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of his or her duties to the Company or under his or her Employment Agreement, if applicable, or of any of the Company policies;
(iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;
(iv) unlawful use or possession of illegal drugs on the Company’s premises or while     performing the Participant’s duties and responsibilities to the Company; or
(v) the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;

provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.
(c) Termination in Connection with a Change of Control. In the event of the Participant’s Termination of Service by the Company or any Affiliate without Cause or by the Participant for Good Reason (as defined below), in each case, on or within two years after a Change of Control, any unvested RSUs shall fully vest as of the date of such termination.
“Good Reason” means “Good Reason” as defined in the Participant’s Employment Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent:
(i) a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company;
(ii) relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or
(iii) a material reduction in the Participant’s title, duties, responsibilities or authority;
provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.
(d) For Any Other Reason. In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 5(a), 5(b) or 5(c), any unvested RSUs shall be forfeited as of the date of such termination without any payment to the Participant.
6. Non-Transferability Until Distribution. The RSUs shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant. Upon the distribution of Shares underlying RSUs in accordance with Section 2, such Shares shall be fully assignable, saleable and transferable by the Participant. Any assignment, sale, transfer or other alienation with respect to the Shares issuable upon the vesting of the RSUs shall be in accordance with applicable securities laws.
7. Miscellaneous Provisions.

(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

EPAM Systems, Inc.
41 University Drive
Newtown, Pennsylvania 18940
Attention: General Counsel
Facsimile: 267-759-8989

if to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the RSUs), and hereby accepts the RSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the grant of the RSUs constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. The Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
(c)Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(e)Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
(f)Dispute Resolution. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation. If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

Participant

4